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                                 AMENDED AND RESTATED
                                 EMPLOYMENT AGREEMENT



    THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") made and entered into as of the 1st day of December, 1996, by and between ZIMMERMAN SIGN COMPANY, a Texas corporation ("Employer"), and TOM E. BONER ("Employee").

                                 W I T N E S S E T H:


    WHEREAS, Employee is a party to that certain Employment Agreement, dated December 1, 1990 with Employer (the "Original Agreement"); and

    WHEREAS, Employer desires to employ Employee and Employee desires to be employed by Employer effective as of the Effective Date (as hereinafter defined), in accordance with the terms and conditions set forth hereinafter and that this Agreement, amend, restate and supersede, in all respects the Original Agreement.

    NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties to this Agreement agree as follows:

1. EMPLOYMENT AND DUTIES. Employer hereby employs Employee and Employee hereby accepts such employment and agrees to devote his full time and best efforts to the diligent and faithful performance of his duties as may be assigned by the Board of Directors of Employer.

2. TERM OF EMPLOYMENT. This Agreement shall commence on January 1, 1997 (the "Effective Date"), and continue for a term of three years ending on December 31, 1999, unless sooner terminated as herein provided. Unless either party elects to terminate this Agreement at the end of the original, or any renewal term, by giving the other party notice of such election at least thirty (30) days before the expiration of the then current term, this Agreement shall be deemed to have been renewed for an additional term of one (1) year commencing on the date after the expiration of the then current term.

3. COMPENSATION. (a) BASE SALARY. As compensation for Employee's services hereunder, Employer shall pay Employee a salary of not less than $155,000 per year as shall be fixed by the Board of Directors from time to time ("Base Salary") payable in reasonable periodic installments in accordance with Employer's regular payroll practices in effect from time to time.

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    (b)  TEMPORARY SALARY ADJUSTMENT.  In addition to the Base Salary, Employer shall pay Employee a temporary salary adjustment of $45,000 per year, for the first two years of this Agreement (the "Temporary Salary Adjustment") payable in reasonable periodic installments in accordance with Employer's regular payroll practices in effect from time to time. The Temporary
    Salary Adjustment shall not be deemed part of the Base Salary.

    (c) EXPENSES. Employee shall be reimbursed such ordinary and necessary expenses reasonably incurred by Employee in the pursuit of Employer's business upon receipt of vouchers therefor and in accordance with Employer's regular reimbursement procedures and practices in effect from time to time.

    (d) BONUS. Employee shall be eligible to receive a bonus of up to sixty percent (60%) of his Base Salary, such bonus to be based on quantitative and qualitative factors as determined from time to time by the Board of Directors of Employer, the existence and amounts of which shall be in Employer's sole discretion.

    (e) BENEFITS. Employee shall be entitled to vacations, insurance and such other employee benefits as are provided from time to time to comparable employees of Employer.

4. CHANGE IN CONTROL. (a) DEFINITION. For purposes of this Agreement a "change in control of the Employer" shall mean the occurrence of any of the following events: (i) there shall be consummated (x) any consolidation or merger of the Employer in which the Employer is not the continuing or surviving corporation or pursuant to which shares of the Employer's Common Stock would be converted into cash, securities or other property, other than a merger of the Employer in which the holders of the Employer's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation), in one transaction or a series of related transactions, of all, or substantially all, of the assets of the Employer, except, with respect to (x) and (y) above, any transaction in which the Employee is, or will become, an investor in the buying group or its affiliates, (ii) the shareholders of the Employer approve any plan or proposal for the liquidation or dissolution of the Employer,
    (iii) any "person" (as such term is defined in Section 3(a)(9) or Section 13(d)(3) under the Securities Exchange Act of 1934, as amended (the "1934 Act") or any "group" (as such term is used in Rule 13d-5 promulgated under the 1934 Act), other than the Employer or any successor of the Employer or any subsidiary of the Employer or any employee benefit plan of the Employer or any subsidiary (including such plan's trustee) or Geneve Holdings, Inc. and its subsidiaries or affiliates, becomes, without the prior approval of the board of directors of the Employer, a beneficial owner for purposes of Rule 13d-3 promulgated under the 1934 Act, directly or indirectly, of securities of the Employer representing 50.0% or more of the Employer's then outstanding securities having the right

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    to vote in the election of directors of the Employer, or (iv) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire board of directors of the Employer, cease for any reason (other than death) to constitute a majority of the directors of the Employer, unless the election, or the nomination for election, by the Employer's shareholders, of each new director of the Employer was approved by a vote of at least two-thirds of the directors of the Employer then still in office who were directors of the Employer at the beginning of the period.

    (b) RATIFICATION OF AGREEMENT UPON CHANGE OF CONTROL. If any of the events described in Section 4(a) hereof constituting a change in control of the Employer shall have occurred and Employer (or any successor to Employer if the change of control of the Employer results from an asset sale) has not, in writing, agreed to assume and perform the obligations of Employer under this Agreement for the greater of the remaining term of this Agreement or a period of one (1) year, Employer shall pay Employee a lump sum payment equal to three times (A) his then Base Salary plus (B) the maximum earnable bonus, such payment to be made within five (5) business days of the change in control of the Employer. Upon payment of such lump sum by Employer, neither Employer nor Employee shall have any further obligations under this Agreement.

5. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. Employee's employment shall terminate automatically upon Employee's death. If Employer determines in good faith that the Disability of Employee has occurred, Employee shall give to Employee written notice of its intention to terminate Employee's employment. In such event, Employee's employment shall terminate effective on the 30th day after delivery of such notice by Employer. For purposes of this Agreement, "Disability" shall mean the absence of Employee from his duties with Employer on a full-time basis for 90 consecutive days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by Employer.

    (b) DISCHARGE FOR CAUSE. Employer may terminate Employee's employment for Cause. If Employer determines to terminate Employee's employment for Cause, Employer shall give to Employee written notice thereof. In such event, Employee's employment shall terminate effective on the 15th day after delivery of such notice by Employer which notice shall contain a resolution of the Board of Directors of Employer (or committee thereof) terminating Employee's employment hereunder and specifying such Cause. Prior to the 15th day after delivery of such notice by Employer, Employee shall have had the opportunity to discuss such termination with the Board of Directors (or a committee thereof) and if such Cause can be cured by Employee, Employee shall have until the 15th day after delivery of such notice to cure or correct such Cause in the sole determination of the Board of Directors (or committee thereof). For purposes of this Agreement, "Cause" shall mean (i) breach by Employee of the terms of this Agreement which is demonstrably willful and deliberate on Employee's part, or any other act which, in the reasonable judgment of the Board of Directors of Employer, is committed in bad faith and is inconsistent with the best interests of Employer, and, in any case, which is not remedied prior to the effective termination date provided for herein, or (ii) the conviction of Employee of a felony involving moral turpitude.

    (c) GOOD REASON. Employee's employment and any obligations of Employee under this Agreement may be terminated by Employee for Good Reason. If Employee

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    determines to terminate his employment for Good Reason, Employee shall give to Employer written notice thereof. In such event, Employee's employment shall terminate effective on the 15th business day after delivery of such notice by Employee. For purposes of this Agreement, "Good Reason" shall mean

         (i) the assignment to Employee of any duties inconsistent in any significant respect with Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1 hereof, or any other action by Employer which results in a significant diminution in such position, authority, duties or responsibilities, excluding for this purpose any action which is remedied by Employer prior to the effective termination date provided for herein; or

         (ii) any breach by Employer of the terms of this Agreement, other than an isolated or inadvertent failure not occurring in bad faith and which is remedied by Employer prior to the effective termination date provided for herein.

    (c) OTHER. Employee's employment may be terminated by either Employer or Employee for any reason whatsoever, effective 30 days following delivery of notice thereof to the other.

6. OBLIGATIONS OF EMPLOYER UPON TERMINATION. (a) TERMINATION FOR DEATH, DISABILITY, GOOD REASON OR OTHER THEN FOR CAUSE. If, prior to the expiration of the term of this Agreement, (i) Employer shall terminate Employee's employment other than for Cause, or (ii) Employee shall terminate his employment for Good Reason, or (iii) Employee's employment is terminated as a result of the death or Disability of Employee, then Employer shall pay to Employee an amount equal to three times (A) his Base Salary as of the date of termination of employment plus
    (B) the maximum earnable bonus.  Such amounts to be paid under this
    Section 6 (the "Termination Payments") shall be paid in thirty-six equal monthly installments, commencing with the month following the termination. Employer's obligations to make such payments shall cease immediately upon Employee's employment (as employee or paid consultant or similar advisor) by any entity.

    (b) TERMINATION FOR CAUSE OR OTHER THAN GOOD REASON. If prior to the expiration of the term of this Agreement (i) Employer shall terminate Employee's employment for Cause or (ii) Employee terminates his employment, excluding a termination for Good Reason, this Agreement shall terminate without further obligation to Employee, other than the obligation to pay Employee his salary through the effective date of termination.

    (c) EXPIRATION OF AGREEMENT. Upon termination of this Agreement pursuant to notice given in accordance with Section 2 at the end of the original or any renewal term, neither Employee nor Employer shall have any obligation to the other under this Agreement, except pursuant to Sections 8, 10 and 11 hereof.

7. EFFECT OF PAYMENTS. If the amount of any payment to be made to Employee hereunder, together with the amount of any other payments from the Employer, constitutes a

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    "parachute payment" (within the meaning of Section 280G(b)(2) of the
    Internal Revenue Code of 1986, as amended (the "Code")), the amount of such payment required to be made hereunder shall be reduced (but not below zero) to an amount that, together with the amount of such other payments from the Employer, is 2.99 times Employee's "base amount" (within the meaning of Code Section 280G(b)(3)). If, after reduction to zero of the amount payable hereunder, the amount of such other payments from the Employer exceeds 2.99 times Employee's "base amount", no amount shall be payable hereunder if such amount constitutes a "parachute payment".

8. CONFIDENTIAL INFORMATION. (a) ACKNOWLEDGMENT OF PROPRIETARY INTEREST. Employee acknowledges the proprietary interest of Employer in all Confidential Information. Employee agrees that all Confidential Information learned by Employee during his employment with Employer or otherwise, whether developed by Employee alone or in conjunction with others or otherwise, is and shall remain the exclusive property of Employer. Employee further acknowledges and agrees that his disclosure of any Confidential Information will result in irreparable injury and damage to Employer.

    (b) CONFIDENTIAL INFORMATION DEFINED. "Confidential Information" means all confidential and proprietary information of Employer, including without limitation (i) information derived from reports, investigations, experiments, research and work in progress, (ii) methods of operation,
    (iii) market data, (iv) proprietary computer programs and codes, (v) drawings, designs, plans and proposals, (vi) marketing and sales programs,
    (vii) client lists, (viii) historical financial information and financial projections, (ix) pricing formulae and policies, (x) all other concepts, ideas, materials and information prepared or performed for or by Employer and (xi) all information related to the business, products, purchases or sales of Employer or any of its suppliers and customers, other than information that is publicly available.

    (c) COVENANT NOT TO DIVULGE CONFIDENTIAL INFORMATION. Employer is entitled to prevent the disclosure of Confidential Information. As a portion of the consideration for the employment of Employee and for the compensation being paid to Employee by Employer, Employee agrees at all times during the term of his employment hereunder and thereafter to hold in strict confidence and not to disclose or allow to be disclosed to any person, firm or corporation, other than to persons engaged by Employer to further the business of Employer, and not to use except in the pursuit of the business of Employer, the Confidential Information, without the prior written consent of Employer.

    (d) RETURN OF MATERIALS AT TERMINATION. In the event of any termination or cessation of his employment with Employer for any reason, Employee shall promptly deliver to Employer all documents, data and other information derived from or otherwise pertaining to Confidential Information. Employee shall not take or retain any documents or other

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    information, or any reproduction or excerpt thereof, containing or pertaining to any Confidential Information.

9. NONCOMPETITION. (a) NONCOMPETITION AGREEMENT. So long as Employee is receiving Termination Payments hereunder, Employee shall not do any of the following:

        (i) engage directly or indirectly, alone or as a shareholder, partner, director, officer, employee of or consultant to any other business organization, in any business activities that:

              (1) relate to the business of Employer (the "Designated Industry"); or

              (2) were either conducted by Employer prior to the termination of Employee's employment hereunder or proposed to be conducted by Employer at the time of such termination;

        (ii) divert to any competitor of Employer in the Designated Industry any customer of Employer; or

        (iii) solicit or encourage any director, officer, employee of or consultant to Employer to end his relationship with Employer or commence any such relationship with any competitor of Employer in the Designated Industry.

    (b) OWNERSHIP INTERESTS. Employee's noncompetition obligations hereunder shall not preclude Employee from owning less than five percent of the common stock of any publicly traded corporation conducting business activities in the Designated Industry. If at any time the provisions of this Section 9 are determined to be invalid or unenforceable by reason of being vague or unreasonable as to area, duration or scope of activity, this
    Section 9 shall be considered divisible and shall be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and Employee agrees that this Section 9 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

    (c) VIOLATION. If Employee shall violate the terms of this Section 9, such violation shall permit Employer to immediately cease making Termination Payments under Section 6.

10. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of Employer and its successors and assigns and shall be binding upon Employee, his heirs and legal representatives. This Agreement shall not be assignable by Employee.

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11. MISCELLANEOUS. (a) GOVERNING LAW, ENTIRE AGREEMENT, ETC.  This Agreement
    shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws. This Agreement constitutes the entire agreement between Employer and Employee pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between Employer and Employee in connection with his employment including, without limitation, the Original Agreement. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the Employee and the Employer hereto or its successor.

    (b) NOTICES. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

    If to Employee:

         Tom E. Boner
         c/o Zimmerman Sign Company
         9846 Highway 31 East
         Tyler, Texas 75705

    If to Employer:

         Zimmermann Sign Company
         9846 Highway 31 East
         Tyler, Texas 75705

    or to such other address as either party shall have furnished to the other in writing in accordance herewith.

    (c) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

    (d) WITHHOLDING. Employer may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

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    IN WITNESS WHEREOF, Employee has hereunto set his hand and Employer has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                             ZIMMERMAN SIGN COMPANY


                             By:
                                 ----------------------------------
                             Name:
                                   --------------------------------
                             Title:
                                    -------------------------------


                             --------------------------------------
                             Tom E. Boner



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